Exhibit 10.4

AMERICAN HOUSING INCOME TRUST, INC.

ARTICLES OF AMENDMENT

American Housing Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended to provide that the fiscal year for the Corporation shall end on December 31st of the given year.

SECOND, Article VI, Section 6.1 shall be amended as follows:

Section 6.1 Authorized Shares. The Corporation has authority to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
THIRD: The amendment to the charter of the Corporation as set forth above has been unanimously approved by the Board of Directors of the Corporation, and through consent of the majority of shareholders entitled to vote.

FOURTH: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FIFTH: These Articles of Amendment shall be effective at 5:01 p.m. EST on June 25, 2015 (the “Effective Time”).

SIXTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President, Sean Zarinegar.

AMERICAN HOUSING INCOME TRUST, INC.

/s/ Sean Zarinegar
By:	Sean Zarinegar
Its:	Chairman of the Board, Chief Executive Officer and President

Witnessed and Recorded in Corporate Records By:

/s/ Monica Andreas
By:	Monica Andreas
Its:	Secretary